     As filed with the Securities and Exchange Commission on May 13, 1998
                                                      Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                   UNDER THE
                            SECURITIES ACT OF 1933
                             ____________________

                         WAVERIDER COMMUNICATIONS INC.
            (Exact name of registrant as specified in its charter)


            NEVADA                                    33-0264030
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                             ____________________

                         604 Edward Avenue, Unit No. 3
                    Richmond Hill, Ontario, Canada L4C 9Y7
                   (Address of Principal Executive Offices,
                              including Zip Code)

        EMPLOYEE STOCK OPTION (1997) PLAN WAVERIDER COMMUNICATIONS INC.
                           (Full title of the plan)


          T. SCOTT WORTHINGTON                         Copy to:
     604 Edward Avenue, Unit No. 3                   BRIAN G. LLOYD
 Richmond Hill, Ontario, Canada L4C 9Y7   Parr, Waddoups, Brown, Gee & Loveless
             (416) 410-4843                185 South State Street, Suite 1300
      (Name, address and telephone             Salt Lake City, Utah 84111
      number, including area code,                    (801) 532-7840
         of agent for service)

                             ____________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 PROPOSED           PROPOSED
                                                                  MAXIMUM           MAXIMUM
                                          AMOUNT TO BE         OFFERING PRICE       AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED           PER SHARE(1)      OFFERING PRICE(1)   REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock ........................    1,250,000 shares          $1.72            $2,150,375              $634
========================================================================================================================

(1) Estimated pursuant to Rule 457(h)(2) for purposes of calculating the registration fee. With respect to 891,997 shares of the Common Stock being registered, the Proposed Maximum Offering Price per Share, Proposed Maximum Aggregate Offering Price and Registration Fee have been calculated upon the basis of the exercise price at which such options may be exercised, pursuant to Rule 457(h)(1) ($1.15 being the average exercise price of options that have been issued). With respect to the remaining 358,003 shares being registered, for which the exercise price is not known, the Proposed Maximum Offering Price per Share, Aggregate Offering Price and Registration Fee are computed on the basis of the average of the high and low sales prices on May 6, 1998 as reported on the OTC Bulletin Board maintained by the National Association of Securities Dealers on May 6, 1998 ($3.15 being the average of the high and the low sales prices).

================================================================================

                    INCORPORATION OF DOCUMENTS BY REFERENCE

          The Registrant has previously filed a Registration Statement on Form S-8 (Registration No. 33-334647) (the "Previous Registration Statement") with respect to 5,000,000 shares of Common Stock to be issued pursuant to certain options granted under the Employee Stock Option (1997) Plan WaveRider Communications Inc. (the "Plan"). The Registrant is filing this Registration Statement to register an additional 1,250,000 shares of Common Stock for issuance pursuant to the Plan. In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference. Any statement contained in the Previous Registration Statement incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Without limiting the foregoing, Part I and Part II,
Item 3 of the Previous Registration Statement incorporated by reference in this herein shall be deemed to be modified and superseded for purposes hereof by Part I and Part II, Item 3 hereof.

                                     PART I

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by WaveRider Communications Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

          (1) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997.

          (2)  The Registrant's Current Report on Form 8-K filed on May 4, 1998.

          (3) The Registrant's Current Report on Form 8-K filed on February 25, 1998.

          (4) The Registrant's Current Report on Form 8-K filed on February 10, 1998.

          (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as modified and updated by the Registrant's Current Report on Form 8-K filed on May 4, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

          The financial statements of the Registrant included in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997, and incorporated by reference in this Registration Statement, have been audited by Johnson, Holscher & Company, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

          Future financial statements of the Registrant and the reports thereon by Johnson, Holscher & Company, P.C. also will be incorporated by reference in the Registration Statement in reliance upon the authority of that firm as experts in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports thereon.

Item 8.   Exhibits.
          --------

          See the Exhibit Index on page 5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on May
8, 1998.

                              WAVERIDER COMMUNICATIONS INC.

                              By   /s/ Bruce Sinclair
                                 -------------------------
                                Bruce Sinclair, President


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this to Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints T. Scott Worthington and William E. Krebs, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

    Signature                                Title                                     Date
    ---------                                -----                                     ----
     /s/ Bruce Sinclair           President, Chief Executive Officer and Director      May  8, 1998
-----------------------------
Bruce Sinclair                    (Principal Executive Officer)

     /s/ William E. Krebs         Secretary and Director                               May 12, 1998
-----------------------------
William E. Krebs

     /s/ T. Scott Worthington     Vice President, Finance and Administration           May  8, 1998
------------------------------
T. Scott Worthington              (Principal Financial Officer)


     /s/ William H. Laird         Director                                             May 12, 1998
------------------------------
William H. Laird

                         WAVERIDER COMMUNICATIONS INC.

                                 EXHIBIT INDEX

Regulation S-K                                Description                            Sequential
 Exhibit No.                                                                          Page No.
--------------    --------------------------------------------------------------   -------------
          4.1       Articles of Incorporation of the Company.

          4.2* Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8, 1993, incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1994.

          4.3* Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25, 1993, incorporated by reference to Exhibit 2(d) to the Company's Registration Statement on Form 8-A, file No.
                    0-25680.

          4.4* Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 2, 1995, incorporated by reference to Exhibit 2(e) to the Company's Registration Statement on Form 8-A, file No.
                    0-25680.

          4.5* Certificate of Designation of the Company relating to the Series A Voting Convertible Preferred Stock of the Company filed with the Nevada Secretary of State on March 24, 1997, incorporated by reference to Exhibit 3.6 to the Company's
                    Annual Report on Form 10-KSB for the year ended December
                    31, 1996.

          4.6* Certificate of Designation of the Company relating to the Series B Voting Convertible Preferred Stock of the Company filed with the Nevada Secretary of State on May 16, 1997, incorporated by reference to Exhibit 3.7 to the Company's
                    Annual Report on Form 10-KSB for the year ended December
                    31, 1997.

          4.7* Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on May
                    27, 1997, incorporated by reference to Exhibit 3.8 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

          4.8* Certificate of Amendment to the Certificate of Designation of the Company relating to the Series B Voting Convertible Preferred Stock of the Company filed with the Nevada Secretary of State on April 23, 1998, incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on May 4, 1998.

          4.9* Bylaws of the Company, filed as Exhibit No. 3.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

          4.10 Specimen Certificate of the Company's Common Stock, $0.001 par value.

          4.11      Employee Stock Option (1997) Plan, as amended February
                    16, 1998.

             5 Opinion of Woodburn and Wedge, as to the legality of the securities offered.

          23.1      Consent of Johnson, Holscher & Company, P.C.

          23.2      Consent of Woodburn and Wedge (included in Exhibit No. 5).

            24      Powers of Attorney (included on page 4 hereof).
_________________________________
* Incorporated by reference